UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2020

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Maguire Road, Lexington, MA 02421

(Address of Principal Executive Offices, and Zip Code)

(617) 503-6500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Note Regarding Forward Looking Statements

All statements, other than those of historical fact, contained in this Current Report on Form 8-K, are forward-looking statements, including preliminary (unaudited) financial information for fiscal year 2019. The Company’s actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to the preliminary nature of the Company’s 2019 financial information, which is subject to completion of the Company’s year-end audit; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019 as well as any updates to these risk factors filed from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). You are urged to carefully consider all such factors. The forward-looking statements contained herein and the exhibits hereto represent the Company’s views only as of the date of this Current Report on Form 8-K and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or other circumstances occurring after the date of this Current Report on Form 8-K except as required by law.

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement with Aspire Capital

On February 26, 2020, Curis, Inc. (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of shares of the Company’s common stock over the 30-month term of the Purchase Agreement. Upon execution of the Purchase Agreement, the Company agreed to sell to Aspire Capital 2,693,965 shares of common stock at $1.1136 per share for proceeds of $3,000,000. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company issued to Aspire Capital 646,551 shares of the Company’s common stock (the “Commitment Shares”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which the Company agreed to file with the SEC one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the shares of the Company’s common stock that have been and may be issued to Aspire Capital under the Purchase Agreement. The Company has filed with the SEC a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-224627) registering the shares of common stock that may be offered to Aspire Capital from time to time.

Under the Purchase Agreement, on any trading day selected by the Company, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 150,000 shares of the Company’s common stock per business day, up to the remaining $27.0 million of the Company’s common stock that may be sold under the Purchase Agreement at a per share price (the “Purchase Price”) equal to the lesser of:

•	the lowest sale price of the Company’s common stock on the purchase date; or

•

the arithmetic average of the three (3) lowest closing sale prices for the Company’s common stock during the ten (10) consecutive trading days ending on the trading day immediately preceding the purchase date.

The Company and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 2,000,000 shares per business day.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to at least 150,000 shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on its principal market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares the Company may determine, and a minimum trading price at least equal to 80% of the closing price of the Company’s common stock on the business day immediately preceding the VWAP Purchase Date or a higher price that may be determined by the Company. The purchase price per share pursuant to such VWAP Purchase Notice will be equal to the lesser of (i) the closing sale price of the Common Stock on the VWAP Purchase Date, or (ii) 97% of the volume-weighted average price for the Company’s common stock traded on its principal market on the VWAP Purchase Date, subject to certain exceptions.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s common stock is less than $0.25. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. The Purchase Agreement may be terminated by Aspire Capital following specified events of default of the Company, including the lack of availability of a registration statement to register under the Securities Act sales of shares to Aspire Capital under the Purchase Agreement, the suspension from trading or delisting of the Company’s common stock, specified breaches by the Company of the terms of the Purchase Agreement and specified Company bankruptcy events. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s common stock during any time prior to the termination of the Purchase Agreement. Any proceeds from the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Conditions

The Company is providing certain preliminary (unaudited) financial information for its fiscal year ending December 31, 2019. Based on preliminary unaudited information and management estimates for the fiscal year ended December 31, 2019, and subject to the completion of the Company’s financial closing procedures, the Company currently estimates its cash, cash equivalents and investments as of December 31, 2019 to be approximately $20.5 million.

The Company’s estimate of its cash, cash equivalents and investments as of December 31, 2019 has been prepared by management in good faith based upon internal reporting and expectations. However, because the Company’s financial closing procedures for the fourth quarter and fiscal year ended December 31, 2019 have not been completed, this estimate is preliminary, is subject to change and may be revised as a result of management’s further review of its financial results for the fourth quarter and fiscal year ended December 31, 2019. As a result, there can be no assurance that the final results for this period will not differ materially from this estimate. The above information should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles. In addition, the above information is not necessarily indicative of the results to be achieved for any future period and is subject to risks and uncertainties, many of which are not within the Company’s control. The above information should be read together with the Company’s consolidated financial statements and notes to those consolidated financial statements and the other information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019.

Item 8.01	Other Events.

On February 27, 2020, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

As disclosed in the Company’s Quarterly Form on 10-Q for the quarter ended September 30, 2019, based on its then-available cash resources, recurring losses and cash outflows from operations since inception, an expectation of continuing operating losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance its future operations, the Company concluded that it did not have sufficient cash on hand to support current operations for twelve months from the date of filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and therefore it determined that there was substantial doubt about its ability to continue as a going concern. The $3,000,000 of proceeds from the sale of the 2,693,965 shares of common stock to Aspire Capital upon the execution of the Purchase Agreement is not expected to alleviate such concern. Accordingly, in connection with the future issuance of the Company’s audited financial statements for the fiscal year ended December 31, 2019, the Company’s management expects that it will conclude that there is substantial doubt about its ability to continue as a going concern and expects the report from its independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about its ability to continue as a going concern.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated February 26, 2020 between Curis, Inc. and Aspire Capital Fund, LLC *

5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP*

10.1	Common Stock Purchase Agreement, dated February 26, 2020 between Curis, Inc. and Aspire Capital Fund, LLC *

23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)

99.1	Press Release dated February 27, 2020 titled “Curis Announces $30 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC”. *

*	Filed herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: February 27, 2020	By:	/s/ James E. Dentzer
	Its:	President and Chief Executive Officer